UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2022

AURORA TECHNOLOGY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-41250	98-1624542
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Embarcadero Center, Suite 1449

San Francisco, California

(Address of Principal Executive Offices) (Zip Code)

(650) 550-0458

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value, $0.0001 per share, one Redeemable Warrant to acquire one-half of one Class A Ordinary Share, and one Right to acquire one-tenth of one Class A Ordinary Share	ATAKU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of Units	ATAK	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of Units	ATAKW	The Nasdaq Stock Market LLC
Rights included as part of the Units	ATAKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On February 9, 2022, Aurora Technology Acquisition Corp. (the “Company”) consummated its initial public offering of 20,200,000 units (“Units”), which includes 200,000 Units issued to the underwriters upon partial exercise of the over-allotment option (the “IPO”). Each Unit consists of one class A ordinary share, $0.0001 par value per share (“Ordinary Shares”), one redeemable warrant to purchase one-half (1/2) of one Ordinary Share (the “Public Warrants”), and one right to acquire one-tenth (1/10) of one Ordinary Share. The Public Warrants are exercisable by the holders thereof at a price of $11.50 per whole share, and no fractional shares will be issued upon the exercise of warrants. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $202,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of an aggregate of 6,470,000 warrants (“Private Warrants”), at a price of $1.00 per Private Warrant, generating gross proceeds of $6,470,000. The Private Warrants are identical to the Public Warrants sold in the IPO as part of the Units, except that the Private Warrants are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by ATAC Sponsor LLC (the “Sponsor”) or its permitted transferees. The Sponsor has agreed not to transfer, assign or sell any of the Private Warrants purchased in the Private Placement (and the securities underlying the Private Warrants), except to certain permitted transferees, until 30 days after the consummation of the Company’s initial business combination. The issuance of the Private Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A total of $204,020,000, comprised of $197,770,000 of the proceeds from the IPO and $6,250,000 of the proceeds of the sale of the Private Warrants, was placed in a U.S.-based trust account, maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes (less up to $50,000 interest to pay dissolution expenses), the funds held in the trust account will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the obligation to redeem 100% of the Company’s public shares if the initial business combination is not completed within 12 months (or up to 18 months if extended by the full amount of time) from the closing of the IPO or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (c) the redemption of the Company’s public shares if we the Company is unable to complete the initial business combination within 12 months (or up to 18 months if extended by the full amount of time) from the closing of the Offering, subject to applicable law.

On February 9, 2022, the Company issued a press release announcing the consummation of the IPO, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2022

AURORA TECHNOLOGY ACQUISITION CORP.

By:	/s/ Zachary Wang
Name:	Zachary Wang
Title:	Chief Executive Officer